Exhibit 1.01

M-tron Industries, Inc.

Conflict Minerals Report

For the Year Ended December 31, 2024

This Conflict Minerals Report (the "Report") for the year ended December 31, 2024 was prepared by M-tron Industries, Inc. (hereinafter referred to as "Mtron," the "Company," "we," "us," or "our") pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended ("Rule 13p-1"), on a consolidated basis, in accordance with the instructions to Form SD.

Forward-looking statements contained in this Report are made based on events and circumstances known by us at the time of release and, as such, are inherently subject to unforeseen uncertainties and risks. Statements in this Report which express a belief, expectation, or intention, as well as those that are not historical fact, are forward-looking statements, including statements related to the Company’s business, products, compliance efforts, and expected actions identified in this Report. These forward-looking statements are subject to various risks, uncertainties, and assumptions, including, among other matters, our customers’ requirements to use certain suppliers, our suppliers’ responsiveness and cooperation with our due diligence efforts, our ability to implement improvements in our conflict minerals program, changes to the sourcing status of smelters and refiners in our supply chain, and our ability to identify and mitigate related risks in our supply chain. If one or more of these or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see our Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent Forms 10-Q filed with the Securities and Exchange Commission ("SEC"). The Company makes these statements as of the date of this disclosure and undertakes no obligation to update them unless otherwise required by law.

The term "Conflict Minerals" is defined in Rule 13p-1 and refers to gold and cassiterite, columbite-tantalite, gold, wolframite, or their derivatives, which are limited to tin, tantalum, and tungsten (collectively, the "Conflict Minerals" or "3TGs"). Rule 13p-1 requires disclosure of certain information when a company manufactures or contracts to manufacture products containing Conflict Minerals that are necessary to the functionality or production of those products. These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict.

In accordance with the instructions to Form SD, as modified by the SEC's April 29, 2014 Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule, this Report outlines the diligence measures undertaken by the Company to assess the source and chain of custody of necessary Conflict Minerals in its supply chain. This Report is not subject to an independent private sector audit in accordance with the instructions to Form SD.

Company and Product Overview

The Company is engaged in the designing, manufacturing and marketing of highly-engineered, high reliability frequency and spectrum control products used to control the frequency of timing of signals in electronic circuits in various applications. The Company's primary markets are defense, aerospace, space, and avionics.

Covered Products

We conducted an analysis of our products and determined that certain Conflict Minerals, specifically 3TGs, are necessary to the functionality or production of substantially all our products. Those products include radio frequency ("RF") modules, crystal oscillators ("XOs"), oven controlled crystal oscillators ("OCXOs"), temperature compensated crystal oscillators ("TCXOs"), voltage controlled crystal oscillators ("VCXOs"), double oven controlled crystal oscillators ("DOCXOs"), cavity/combine filters, ceramic filters, lumped element filters, crystal filters, and crystal resonators (collectively, the "Covered Products").

Supply Chain Description

Our business depends on an extensive network of global suppliers to provide the materials and parts required to make our products. As a downstream company, there are multiple tiers of suppliers between us and the ultimate raw materials sources of the Conflict Minerals that enter the manufacturing process. Further, such Conflict Minerals are frequently included in parts that we purchase from our suppliers rather than being purchased by us in raw form. Therefore, we must rely on our suppliers to further work with their suppliers to provide us with accurate information about the origin of the 3TGs in the materials and parts that we purchase.

Reasonable Country of Origin ("RCOI")

The Company has actively engaged with our suppliers for several years with respect to the use of Conflict Minerals. To determine whether necessary 3TGs in our products originated in the Democratic Republic of Congo ("DRC") and surrounding countries (collectively, the "Covered Countries"), we retained Assent Compliance ("Assent"), our third-party service provider, to assist us in reviewing our supply chain. We first identified suppliers providing Covered Products to the Company which we considered to be at risk of containing 3TGs ("in scope suppliers") and then provided a list composed of such in scope suppliers associated with the Covered Products to Assent for upload to the Assent Compliance Manager tool ("ACM"). We deemed it impractical to filter this list further to exclude some possibly irrelevant suppliers because we could not determine definitively the presence or absence of 3TGs in all parts supplied to the Company for our products.

We utilized the Responsible Minerals Initiative’s ("RMI") Conflict Minerals Reporting Template ("CMRT") version 6.4 to conduct a survey of all in scope suppliers. During the supplier survey, we contacted suppliers via the ACM. Assent requested that all in scope suppliers complete a CMRT and included training and education to guide suppliers on best practices and the use of this template. Assent monitored and tracked all communications in the ACM for future reporting and transparency. We directly contacted in scope suppliers that were unresponsive to Assent’s communications during the diligence process and requested such suppliers to complete the CMRT form and submit such form to Assent.

Due Diligence Program

Our due diligence measures have been designed to conform to the five-step framework in the Organisation for Economic Co-operation and Development ("OECD") Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (the "OECD Guidance") and the related supplements for 3TGs.

1.	Establish strong company management systems

The Company has established and implemented the following:

•	Adopted a Conflict Minerals Policy Statement, communicated it to relevant suppliers, and posted it publicly at www.mtron.com/conflict-minerals-policy.
•	Structured internal management to support supply chain due diligence.
•	Engaged with our suppliers through our RCOI and due diligence activities aimed at ensuring that they do not contribute to human rights abuses or conflicts.
•

Engaged Assent to assist us with evaluating supply chain information regarding 3TGs, identifying potential risks, and the development and implementation of additional due diligence steps that we undertake with suppliers in regards to Conflict Minerals.

2.	Identify and assess risk in the supply chain

In accordance with OECD Guidance, it is important to identify and assess risks associated with Conflict Minerals in our supply chain. Risks were identified by assessing the due diligence practices of smelters and refiners identified in our supply chain by upstream suppliers that listed mineral processing facilities on their CMRT declarations. Assent compared the facilities listed in the responses to the list of smelters and refiners maintained by the RMI to ensure that the facilities met the RMI definition of a 3TGs processing facility that was operational during the 2024 calendar year.

In order to assess the risk that any of these smelters posed to our supply chain, Assent determined if the smelter had been audited against a standard in conformity with the OECD Guidance, such as the RMI's Responsible Minerals Assurance Program ("RMAP") standard. We do not typically have a direct relationship with 3TGs smelters and refiners and do not perform or direct audits of these entities within our supply chain.

We are working to validate the smelter/refiner entries from the submitted CMRTs. Due to the provision of primarily supplier-level CMRTs, we cannot definitively determine their connection to the Covered Products.

Each facility that meets the RMI definition of a smelter or refiner of a 3TGs mineral is assessed according to red flag indicators defined in the OECD Guidance. Assent uses numerous factors to determine the level of risk that each smelter poses to the supply chain by identifying red flags. These factors include:

•	Geographic proximity to the Covered Countries;
•	Known mineral source country of origin;
•	RMAP audit status;
•	Credible evidence of unethical or conflict sourcing; and
•	Peer assessments conducted by credible third-party sources.

As part of our risk management plan under the OECD Guidance, when facilities with red flags were reported on a CMRT by one of the suppliers surveyed, risk mitigation activities were initiated. Through Assent, submissions that include any red flag facilities immediately produced a receipt instructing the supplier to take their own risk mitigation actions, including submission of a product specific CMRT to better identify the connection to products that they supply to the Company, and escalating up to removal of these red flag smelters from the supply chain.

Per the OECD Guidance, risk mitigation will depend on the supplier's specific context. Suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these red flags from the supply chain. In addition, suppliers are guided to the Assent University learning platform to engage in educational materials on mitigating the risk of smelters or refiners on the supply chain.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). The criteria used to evaluate the strength of the program are based on the following four questions in the CMRT:

•	Have you established a conflict minerals sourcing policy?
•	Have you implemented due diligence measures for conflict-free sourcing?
•	Do you review due diligence information received from your suppliers against your company's expectations?
•	Does your review process include corrective action management?

When suppliers meet or exceed those criteria, they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program.

3.	Design and implement a strategy to respond to identified risks

Together with Assent, we develop processes to assess and respond to the risks identified in our supply chain. In response to this risk assessment, the Company has a risk management plan, through which the conflict minerals program is implemented, managed, and monitored. As the program progresses, escalations are sent to non-responsive suppliers to outline the importance of a response via CMRTs and to outline the required cooperation for compliance with Rule 13p-1.

We engage each of our suppliers that we have reason to believe are supplying us with 3TGs from sources that may support conflict in the Covered Countries to establish an alternative source of 3TGs that does not support such conflict, as provided in the OECD Guidance.

For 2024, we conducted a review of our suppliers to identify suppliers of components and materials used in products within the scope of Rule 13p-1. As a result of this review, we determined that, for 2024, there were 99 suppliers potentially within the scope of Rule 13p-1.

4.	Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

As a downstream manufacturer, the Company does not have a direct relationship with 3TGs smelters and refiners and does not perform or direct audits of these entities within its supply chain. We rely on industry efforts, such as RMI, to influence smelters and refiners to be audited and certified through RMI's RMAP.

Assent also directly contacts smelters and refiners that are not currently enrolled in the RMAP to encourage their participation and gather information regarding each facility's sourcing practices on behalf of its compliance partners. We are signatory of this communication in accordance with the requirements of downstream companies detailed in the OECD guidance.

5.	Report on Supply Chain Due Diligence

The Company submitted our annual 2024 Conflict Minerals Report to the SEC, the public, and our shareholders on June 2, 2025. This report and the associated Form SD for 2024 are publicly available on the Company's investor relations website at ir.mtron.com/governance/governance-documents.

Due Diligence Results

Survey Results

For the 2024 reporting year, we surveyed 99 suppliers and received CMRT forms from 68% of those suppliers, which was a decrease over the prior year response rate of 70%. All final CMRT submissions were reviewed and validated to ensure no inaccuracies or gaps in data were found.

Smelters and Refiners

Attached as Appendix A is a list of all of the smelters and refiners listed by our suppliers in their completed CMRTs that appear on the lists of smelters maintained by the RMI. Since many of the CMRTs we received from our suppliers were made on a company or division level basis, rather than on a product-level basis, we are not able to identify which smelters or refiners listed on Appendix A actually processed the 3TGs contained in our products. Therefore, our list of processing smelters and refiners disclosed in Appendix A may contain more facilities than those that actually processed the 3TGs contained in the Covered Products.

Countries of Origin

Appendix B includes an aggregated list of the countries of origin from which the reported facilities collectively source Conflict Minerals, based on information provided by suppliers and the RMI. As mentioned in the above section, many responses were provided at the company or division level, rather than on a product level. Therefore, Appendix B may contain more countries than those that are actually the sources of the 3TGs in the Covered Products.

Based on the responses that we received from our suppliers, while no suppliers indicated that they had any direct issues with non-compliance, we will be working to find alternate suppliers for some of our products.

Ongoing and Planned Efforts to Mitigate the Risk and Improve Due Diligence

As an indirect purchaser of 3TGs several levels removed from the actual mining or smelting of the minerals, our position in the supply chain is remote. As a result, our due diligence efforts cannot provide absolute assurance regarding the source and chain of custody of the 3TGs ultimately included in our products. We intend to take the following steps to improve the due diligence conducted and to further mitigate any future risk of sourcing 3TGs that benefit armed groups:

•	Continue to develop supplier engagement strategies that may improve the RCOI response rate;
•	Leverage Assent to obtain CMRTs on a product-specific basis to enable us to determine which smelters and refiners actually process 3TGs contained in our products;
•

Continue to include a 3TGs compliance provision in new or renewed purchase agreements with direct material suppliers to set forth expectations such that direct material suppliers will cooperate with our due diligence measures; and

•	Engage with any direct suppliers found to be supplying us with 3TGs from sources that support conflict in any Covered Country to seek to establish an acceptable alternative source of 3TGs.

Appendices

The information in the tables in Appendices A and B below have been gathered and transmitted through multiple levels of our supply chain, and there is a risk that it is not accurate or current. In most cases, direct suppliers provided smelter and/or refiner information and therefore any country of origin data related to such smelter and/or refiner for their entire supply chain without identifying which smelters and/or refiners may have contributed Conflict Minerals to components and materials actually supplied to us. Accordingly, we cannot verify that any of the smelters and/or refiners or country of origin data shown in these tables were part of our supply chain. The presence of a smelter or refiner in this table does not necessarily mean that Conflict Minerals processed at that smelter or refiner were used in any components and materials supplied to us or in any Mtron products.

Appendix A - Smelter List

Metal	Smelter Name	Country	Smelter ID
Gold	Advanced Chemical Company	United States Of America	CID000015
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019
Gold	Agosi AG	Germany	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058
Gold	Argor-Heraeus S.A.	Switzerland	CID000077
Gold	Asahi Pretec Corp.	Japan	CID000082
Gold	Asaka Riken Co., Ltd.	Japan	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103
Gold	Aurubis AG	Germany	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128
Gold	Boliden Ronnskar	Sweden	CID000157
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176
Gold	Caridad	Mexico	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185
Gold	Cendres + Metaux S.A.	Switzerland	CID000189
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197
Gold	Chimet S.p.A.	Italy	CID000233
Gold	Chugai Mining	Japan	CID000264
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	CID000359
Gold	Dowa	Japan	CID000401
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425
Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671
Gold	LT Metal Ltd.	Korea, Republic Of	CID000689
Gold	Heimerle + Meule GmbH	Germany	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807
Gold	Istanbul Gold Refinery	Turkey	CID000814
Gold	Japan Mint	Japan	CID000823
Gold	Jiangxi Copper Co., Ltd.	China	CID000855
Gold	Asahi Refining USA Inc.	United States Of America	CID000920
Gold	Asahi Refining Canada Ltd.	Canada	CID000924
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927
Gold	JSC Uralelectromed	Russian Federation	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956

Appendix A - Smelter List (continued)

Metal	Smelter Name	Country	Smelter ID
Gold	Kazzinc	Kazakhstan	CID000957
Gold	Kennecott Utah Copper LLC	United States Of America	CID000969
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029
Gold	L'azurde Company For Jewelry	Saudi Arabia	CID001032
Gold	Lingbao Gold Co., Ltd.	China	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058
Gold	LS MnM Inc.	Korea, Republic Of	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093
Gold	Materion	United States Of America	CID001113
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152
Gold	Metalor Technologies S.A.	Switzerland	CID001153
Gold	Metalor USA Refining Corporation	United States Of America	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161
Gold	Mitsubishi Materials Corporation	Japan	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236
Gold	Nihon Material Co., Ltd.	Japan	CID001259
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326
Gold	MKS PAMP SA	Switzerland	CID001352
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397
Gold	PX Precinox S.A.	Switzerland	CID001498
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512
Gold	Royal Canadian Mint	Canada	CID001534
Gold	Sabin Metal Corp.	United States Of America	CID001546
Gold	Samduck Precious Metals	Korea, Republic Of	CID001555
Gold	Samwon Metals Corp.	Korea, Republic Of	CID001562
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China	CID001810
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909

Appendix A - Smelter List (continued)

Metal	Smelter Name	Country	Smelter ID
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947
Gold	Torecom	Korea, Republic Of	CID001955
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980
Gold	United Precious Metal Refining, Inc.	United States Of America	CID001993
Gold	Valcambi S.A.	Switzerland	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030
Gold	Yamakin Co., Ltd.	Japan	CID002100
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243
Gold	Morris and Watson	New Zealand	CID002282
Gold	SAFINA A.S.	Czechia	CID002290
Gold	Guangdong Jinding Gold Limited	China	CID002312
Gold	Umicore Precious Metals Thailand	Thailand	CID002314
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563
Gold	Sudan Gold Refinery	Sudan	CID002567
Gold	T.C.A S.p.A	Italy	CID002580
Gold	REMONDIS PMR B.V.	Netherlands	CID002582
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584
Gold	Industrial Refining Company	Belgium	CID002587
Gold	Shirpur Gold Refinery Ltd.	India	CID002588
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605
Gold	Marsam Metals	Brazil	CID002606
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615
Gold	Abington Reldan Metals, LLC	United States Of America	CID002708
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750
Gold	Albino Mountinho Lda.	Portugal	CID002760
Gold	SAAMP	France	CID002761
Gold	L'Orfebre S.A.	Andorra	CID002762
Gold	8853 S.p.A.	Italy	CID002763
Gold	Italpreziosi	Italy	CID002765
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779
Gold	AU Traders and Refiners	South Africa	CID002850

Appendix A - Smelter List (continued)

Metal	Smelter Name	Country	Smelter ID
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852
Gold	Sai Refinery	India	CID002853
Gold	Modeltech Sdn Bhd	Malaysia	CID002857
Gold	Bangalore Refinery	India	CID002863
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867
Gold	Pease & Curren	United States Of America	CID002872
Gold	JALAN & Company	India	CID002893
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919
Gold	ABC Refinery Pty Ltd.	Australia	CID002920
Gold	Safimet S.p.A	Italy	CID002973
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153
Gold	African Gold Refinery	Uganda	CID003185
Gold	Gold Coast Refinery	Ghana	CID003186
Gold	NH Recytech Company	Korea, Republic Of	CID003189
Gold	QG Refining, LLC	United States Of America	CID003324
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348
Gold	CGR Metalloys Pvt Ltd.	India	CID003382
Gold	Sovereign Metals	India	CID003383
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425
Gold	Augmont Enterprises Private Limited	India	CID003461
Gold	Kundan Care Products Ltd.	India	CID003463
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490
Gold	K.A. Rasmussen	Norway	CID003497
Gold	Alexy Metals	United States Of America	CID003500
Gold	MD Overseas	India	CID003548
Gold	Metallix Refining Inc.	United States Of America	CID003557
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575
Gold	WEEEREFINING	France	CID003615
Gold	Gold by Gold Colombia	Colombia	CID003641
Gold	Dongwu Gold Group	China	CID003663
Gold	Sam Precious Metals	United Arab Emirates	CID003666
Gold	NOBLE METAL SERVICES	United States Of America	CID003690
Gold	Coimpa Industrial LTDA	Brazil	CID004010
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	China	CID004435
Gold	GG Refinery Ltd.	Tanzania, United Republic Of	CID004506
Gold	Attero Recycling Pvt Ltd	India	CID004697
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	South Africa	CID004714
Gold	Elite Industech Co., Ltd.	Taiwan, Province Of China	CID004755
Tantalum	F&X Electro-Materials Ltd.	China	CID000460

Appendix A - Smelter List (continued)

Metal	Smelter Name	Country	Smelter ID
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917
Tantalum	AMG Brasil	Brazil	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192
Tantalum	NPM Silmet AS	Estonia	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277
Tantalum	QuantumClean	United States Of America	CID001508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869
Tantalum	Telex Metals	United States Of America	CID001891
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492
Tantalum	D Block Metals, LLC	United States Of America	CID002504
Tantalum	FIR Metals & Resource Ltd.	China	CID002505
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512
Tantalum	KEMET de Mexico	Mexico	CID002539
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544
Tantalum	TANIOBIS GmbH	Germany	CID002545
Tantalum	Materion Newton Inc.	United States Of America	CID002548
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550
Tantalum	Global Advanced Metals Boyertown	United States Of America	CID002557
Tantalum	Global Advanced Metals Aizu	Japan	CID002558
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	CID000291
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583
Tantalum	PowerX Ltd.	Rwanda	CID004054
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769
Tantalum	5D Production OU	Estonia	CID003926
Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd	China	CID004813
Tin	Minsur	Peru	CID001182
Tin	Thaisarco	Thailand	CID001898
Tin	China Tin Group Co., Ltd.	China	CID001070
Tin	Metallic Resources, Inc.	United States Of America	CID001142
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	CID001337
Tin	PT Timah Tbk Mentok	Indonesia	CID001482
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116
Tin	Alpha	United States Of America	CID000292
Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438

Appendix A - Smelter List (continued)

Metal	Smelter Name	Country	Smelter ID
Tin	Fenix Metals	Poland	CID000468
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105
Tin	Mineracao Taboca S.A.	Brazil	CID001173
Tin	Mitsubishi Materials Corporation	Japan	CID001191
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314
Tin	PT Mitra Stania Prima	Indonesia	CID001453
Tin	PT Timah Tbk Kundur	Indonesia	CID001477
Tin	Rui Da Hung	Taiwan, Province Of China	CID001539
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180
Tin	Aurubis Beerse	Belgium	CID002773
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309
Tin	PT Premium Tin Indonesia	Indonesia	CID000313
Tin	Dowa	Japan	CID000402
Tin	Estanho de Rondonia S.A.	Brazil	CID000448
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399
Tin	PT Babel Inti Perkasa	Indonesia	CID001402
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421
Tin	PT Bukit Timah	Indonesia	CID001428
Tin	PT Prima Timah Utama	Indonesia	CID001458
Tin	PT Refined Bangka Tin	Indonesia	CID001460
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468
Tin	PT Timah Nusantara	Indonesia	CID001486
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490
Tin	PT Tommy Utama	Indonesia	CID001493
Tin	CV Venus Inti Perkasa	Indonesia	CID002455
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517
Tin	CV Ayi Jaya	Indonesia	CID002570
Tin	PT Rajehan Ariq	Indonesia	CID002593
Tin	PT Cipta Persada Mulia	Indonesia	CID002696
Tin	Super Ligas	Brazil	CID002756
Tin	Aurubis Berango	Spain	CID002774
Tin	PT Bangka Prima Tin	Indonesia	CID002776
Tin	PT Sukses Inti Makmur	Indonesia	CID002816
Tin	PT Menara Cipta Mulia	Indonesia	CID002835
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	CID002844
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190
Tin	PT Bangka Serumpun	Indonesia	CID003205

Appendix A - Smelter List (continued)

Metal	Smelter Name	Country	Smelter ID
Tin	Tin Technology & Refining	United States Of America	CID003325
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381
Tin	Luna Smelter, Ltd.	Rwanda	CID003387
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486
Tin	CRM Synergies	Spain	CID003524
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582
Tin	DS Myanmar	Myanmar	CID003831
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	CID004434
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706
Tin	Pongpipat Company Limited	Myanmar	CID003208
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397
Tin	Precious Minerals and Smelting Limited	India	CID003409
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410
Tin	Mining Minerals Resources SARL	Congo, Democratic Republic Of The	CID004065
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan	CID004403
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942
Tin	Novosibirsk Tin Combine	Russian Federation	CID001305
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572
Tin	Modeltech Sdn Bhd	Malaysia	CID002858
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	CID003379
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	India	CID004692
Tin	Woodcross Smelting Company Limited	Uganda	CID004724
Tin	Global Advanced Metals Greenbushes Pty Ltd.	Australia	CID004754
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	China	CID004796
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494
Tungsten	A.L.M.T. Corp.	Japan	CID000004
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258
Tungsten	Global Tungsten & Powders LLC	United States Of America	CID000568
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321

Appendix A - Smelter List (continued)

Metal	Smelter Name	Country	Smelter ID
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541
Tungsten	Masan High-Tech Materials	Viet Nam	CID002543
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551
Tungsten	Niagara Refining LLC	United States Of America	CID002589
Tungsten	Kennametal Huntsville	United States Of America	CID000105
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	CID003407
Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769
Tungsten	Kennametal Fallon	United States Of America	CID000966
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827
Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam	CID003993
Tungsten	Lianyou Resources Co., Ltd.	Taiwan, Province Of China	CID004397
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	CID004430
Tungsten	Kenee Mining Corporation Vietnam	Viet Nam	CID004619
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724
Tungsten	ACL Metais Eireli	Brazil	CID002833
Tungsten	Moliren Ltd.	Russian Federation	CID002845
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427
Tungsten	Artek LLC	Russian Federation	CID003553
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612
Tungsten	OOO “Technolom” 1	Russian Federation	CID003614
Tungsten	LLC Vostok	Russian Federation	CID003643
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of	CID003978
Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam	CID004034
Tungsten	MALAMET SMELTING SDN. BHD.	Malaysia	CID004056
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic Of	CID004060
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	Philippines	CID004797
Tungsten	Philippine Carreytech Metal Corp.	Philippines	CID004438

Appendix B - Countries of Origin *

Albania	Guyana	Saudi Arabia
Andorra	Honduras	Senegal
Angola	Hong Kong	Serbia
Argentina	Hungary	Sierra Leone
Armenia	India	Singapore
Australia	Indonesia	Slovakia
Austria	Ireland	Solomon Islands
Azerbaijan	Israel	South Africa
Belarus	Italy	South Sudan
Belgium	Ivory Coast	Spain
Benin	Japan	Sudan
Bermuda	Jersey	Suriname
Bolivia (Plurinational State of)	Kazakhstan	Sweden
Botswana	Kenya	Switzerland
Brazil	Korea	Taiwan
Bulgaria	Kyrgyzstan	Tajikistan
Burkina Faso	Liberia	Tanzania
Burundi	Liechtenstein	Thailand
Cambodia	Lithuania	Togo
Canada	Luxembourg	Turkey
Central African Republic	Madagascar	Uganda
Chile	Malaysia	United Arab Emirates
China	Mali	United Kingdom
Colombia	Mauritania	United States of America
Congo	Mexico	Uruguay
Cyprus	Mongolia	Uzbekistan
Democratic Republic of Congo	Morocco	Viet Nam
Djibouti	Mozambique	Zambia
Dominica	Myanmar
Dominican Republic	Namibia
Ecuador	Netherlands
Egypt	New Zealand
El Salvador	Nicaragua
Eritrea	Niger
Estonia	Nigeria
Ethiopia	Norway
Fiji	Oman
Finland	Panama
France	Papua New Guinea
Georgia	Peru
Germany	Philippines
Ghana	Poland
Guam	Portugal
Guatemala	Russian Federation
Guinea	Rwanda

* Country of origin information of the Conflict Minerals used by RMAP Conformant smelters is provided by the RMI. Due to confidentiality restrictions, the RMI may only disclose country of origin information on an aggregate basis where the country of origin is not the DRC.